UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): December 30, 2014

MIMEDX GROUP, INC.
(Exact name of registrant as specified in charter)

Florida	001-35887	26-2792552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 West Oak Commons Ct NE Marietta, GA	30062 (Zip Code)
(Address of principal executive offices)

(770) 651-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information provided pursuant to Items 2.02 and 7.01 of this 8-K is to be considered “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
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Item 2.02.       Results of Operations and Financial Condition

On December 30, 2014, MiMedx Group, Inc. (the “Company”) issued a press release, which among other things, included information regarding the Company's 4th quarter and full-year 2014 financial performance.  A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.       Regulation FD Disclosure

Conference Call

On January 2, 2015, at 10:30am EST, the Company will host a live broadcast of its conference call with shareholders to present prepared remarks and respond to questions about recent events. A listen-only simulcast of the conference call will be available on-line at the Company’s website at www.mimedx.com. A 30-day on-line replay will be available approximately one hour following the conclusion of the live broadcast. The replay can also be found on the Company’s website at www.mimedx.com.

Share Repurchase Plan

As previously announced, on May 12, 2014, the Company's Board of Directors authorized the repurchase of up to $10 million of Company common stock from time to time, through December 31, 2014. The Board of Directors has now extended this share repurchase program through December 31, 2015. All other terms remain the same. As of December 31, 2014, of the $10 million authorized, the Company has $4,416,322 remaining to be spent under the program. The timing and amount of additional repurchases, if any, will depend upon the Company's stock price, economic and market conditions, regulatory requirements, and other corporate considerations. The Company may initiate, suspend or discontinue purchases under the stock repurchase program at any time.

Item 9.01.       Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	MiMedx Group, Inc. Press Release dated December 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Dated: December 31, 2014	By:	/s/: Michael J. Senken
Michael J. Senken, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	MiMedx Group, Inc. Press Release dated December 30, 2014

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